THE SECURITY REPRESENTED BY THIS INSTRUMENT WAS ORIGINALLY ISSUED ON AUGUST 18, 1997, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF SUCH SECURITY IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE LOAN AGREEMENT DATED AS OF AUGUST 18, 1997, AS IN EFFECT FROM TIME TO TIME, BETWEEN THE ISSUER HEREOF ("BORROWER") AND CERTAIN LENDERS, AND BORROWER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY BORROWER TO THE HOLDER HEREOF WITHOUT CHARGE.

THIS TRANCHE A SENIOR EXCHANGEABLE NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT AND, AS REQUIRED BY TREASURY REGULATION SECTION 1.1275-3(B)(1), INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY MAY BE OBTAINED FROM BORROWER.

                 INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.

                          TRANCHE A SENIOR EXCHANGEABLE NOTE

August 181997                                                       $___________

         International Wireless Communications Holdings, Inc., a Delaware corporation ("BORROWER"), for value received, hereby promises to pay to the order of [PAYEE] the principal amount of [________________________________________] (US$___________) on August 17,
2002,* together with interest thereon calculated from the date hereof in accordance with the provisions of the Loan Agreement referred to below.

         This Note was issued pursuant to the Loan Agreement, dated as of August 18, 1997 (as in effect from time to time, the "LOAN AGREEMENT"), among Borrower and the Lenders who from time to time are parties thereto and is one of the "Tranche A Notes" referred to in the Loan Agreement. The Loan Agreement contains terms governing the rights of the holder of this Note, and all provisions of the Loan Agreement are hereby incorporated in this Note in full by this reference. Except as otherwise defined in this Note, each capitalized term used in this Note has the meaning set forth in the Loan Agreement.

         Subject to the transfer conditions referred to in the legend endorsed on this Note, this Note and all rights hereunder are transferable, in whole or in part, without charge to the

---------------------------
* [The Maturity Date]
holder, upon surrender of this Note, properly endorsed for transfer, at the office of Borrower specified for delivery of notices pursuant to the Loan Agreement.

         This Note is exchangeable, upon the surrender of this Note by the holder at the office of Borrower specified for delivery of notices pursuant to the Loan Agreement, for one or more new Notes of like tenor representing in the aggregate the rights under this Note, and each of such new Notes will represent such portion of such rights as is designated by the holder at the time of such surrender.

         Upon receipt of evidence reasonably satisfactory to Borrower (it being agreed that an affidavit of the holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Note, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to Borrower (it being agreed that such holder's its own unsecured agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, Borrower will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         It is the intention of Borrower and the holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note will be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If such interest does exceed the maximum legal rate, it will be deemed a mistake.

         Borrower and the Initial Lenders participated jointly in the negotiation and drafting of this Note. In the event an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by Borrower and the holder hereof, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Note.

         The holder of this Note named as the payee hereof is the owner of this obligation with respect to principal and interest. Furthermore, transfer of this obligation can be effected by such named person only by surrender of this obligation to Borrower and by either reissuance by Borrower of this Note to a new holder or by the issuance of a new obligation to the new holder. It is intended that interest paid on the obligation qualify for the exemption from U.S. withholding tax as a portfolio debt instrument under Section 871(h) or 881(c) of the Internal Revenue Code.

         IN WITNESS WHEREOF, Borrower has executed and delivered this Note on the date specified above.


                                       INTERNATIONAL WIRELESS
                                           COMMUNICATIONS HOLDINGS, INC.


                                       By
                                          ------------------------------------
                                       Its
                                          ------------------------------------












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PAYMENT DATE       PRINCIPAL PAID      INTEREST PAID       PRINCIPAL BALANCE
------------       --------------      -------------       -----------------









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